UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2026

AIBOTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56022	87-0645794
(State of Incorporation)	(Commission File Number)	(IRS Employer ID No.)

100 SE 2nd St, Suite 2000

Miami, Florida 33131

(Address of Principal Executive Offices)

(954) 233-3511

(Registrant's Telephone Number including Area Code)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

Overview

On October 2, 2026, Aibotics Inc., a Nevada corporation (the "Company"), entered into an Agreement for the Exchange of Stock (the "Exchange Agreement") with Empulser Enterprises LLC, a Wyoming limited liability company ("Empulser"), and the members of Empulser (the "Empulser Members"). Upon closing, the Company will acquire 100% of the issued and outstanding membership interests of Empulser, and Empulser will become a wholly owned subsidiary of the Company.

Consideration and earn-out

In exchange for 100% of the issued and outstanding membership interests of Empulser, the Company will issue to the Empulser Members, pro rata as set forth on Schedule A, shares of the Company's Series C Preferred Stock (the "Series C Preferred Stock") having an aggregate stated value of up to $22,000,000, with the rights, preferences, privileges and limitations set forth in a certificate of designation of Series C Preferred Stock attached to the Exchange Agreement as Exhibit A (the "Certificate of Designation"). The number of shares issued (the "Acquisition Consideration") is subject to the earn-out provisions set forth in the Exchange Agreement. Schedule A provides that the ownership schedule will be delivered before closing. The Certificate of Designation designates 2,200,000 shares with a Series C Original Issue Price of $10.00 per share.

The earn-out period begins on the closing date and continues for 36 months. In addition to the 220,000 shares allocated to the closing, 198,000 shares of Series C Preferred Stock are allocated to each of ten milestones set forth on Schedule 3 to the Exchange Agreement, representing 9% of the maximum Acquisition Consideration per milestone. The milestones relate to specified patent filings and issuances, product demonstration and flight testing, acceptance into a formal test, evaluation or pilot program, and achievement of US$500,000 in cumulative revenue. Shares allocated to a milestone will be earned only if that milestone is achieved during the 36-month earn-out period, and any shares that have not been earned by the end of that period will cease to be issuable or will be forfeited and cancelled, as applicable under the Exchange Agreement.

Terms of the Series C Preferred Stock

No dividends may be declared or paid on the Series C Preferred Stock.

Upon a liquidation, dissolution or winding up of the Company or a Deemed Liquidation Event, holders are entitled to receive, before any payment to holders of junior preferred stock or common stock, an amount per share equal to the Series C Original Issue Price (the "Series C Liquidation Amount"). The Series C Original Issue Price is subject to adjustment for stock dividends, stock splits, combinations and similar recapitalizations. If assets are insufficient, holders share ratably. Deemed Liquidation Events include certain mergers, consolidations and share exchanges and sales or other dispositions of all or substantially all of the assets of the Company and its subsidiaries. If the Company does not dissolve within 120 days after certain Deemed Liquidation Events, the Company must notify holders, and the Certificate of Designation provides for redemption of all outstanding shares on the 150th day after the event at the Series C Liquidation Amount, to the extent of Available Proceeds (as defined) and as permitted by Nevada law.

Holders have no voting rights except as required by law and on proposed amendments to the Articles of Incorporation that would, among other things, exchange or reclassify the Series C Preferred Stock, adversely change its rights, preferences or limitations, create or increase a class senior as to dissolution, or limit or deny existing preemptive rights. When a class vote is required, the consent of holders of at least a majority of the outstanding Series C Preferred Stock binds all holders. The Series C Preferred Stock ranks pari passu with preferred stock outstanding when the Certificate of Designation is filed and senior to later-designated preferred stock, unless the holders consent otherwise. Holders have no preemptive rights.

Each share of Series C Preferred Stock is convertible at the holder's option, without payment of additional consideration, into a number of fully paid and nonassessable shares of the Company's common stock determined under the conversion formula set forth in the Certificate of Designation. The conversion price initially equals the closing price of the Company's common stock on the principal exchange or market on which the common stock is then trading on the trading day immediately preceding the closing, subject to the adjustments described in the Certificate of Designation. The Certificate of Designation provides for adjustments in connection with reclassifications, reorganizations, mergers, consolidations and asset sales. Fractional shares are rounded to the nearest whole share. Conversion is limited to the extent that a holder and its affiliates would beneficially own more than 4.9% of the outstanding common stock, and a holder may waive or increase this limitation only upon 61 days' prior written notice. The Company must reserve sufficient authorized common stock for conversion and take corporate action to increase its authorized shares if needed. Conversion rights terminate before payment in connection with a liquidation or Deemed Liquidation Event.

Intended tax treatment

The parties intend the acquisition to qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended. Empulser represents that it has elected, or will elect before closing, to be classified as a corporation for U.S. federal income tax purposes under Treasury Regulation Section 301.7701-3. Each party will use commercially reasonable efforts to cause the transaction to so qualify and will not take any action reasonably expected to cause it to fail to qualify. No assurance can be given that the transaction will qualify as a reorganization.

Pre-closing financing

The Company may, in its sole discretion, advance up to $2,000,000 to Empulser before closing solely for expenditures in a budget set forth on Schedule 8 and approved by the Company. Each advance is a loan secured by a first priority security interest in all of Empulser's assets and is subject to a promissory note and related security documents, the terms of which are set forth in the applicable exhibit. A UCC-1 financing statement is to be filed within five business days after execution. Advances are conditioned on the absence of any breach by Empulser or the Empulser Members and the continued satisfaction of the Company's closing conditions.

Management arrangements

Patrick Tsang and the Company are to enter into a consulting agreement upon execution for Mr. Tsang to provide advice and services regarding the Company's existing business for 90 days or until a CEO agreement becomes effective. Subject to applicable law, a satisfactory background and eligibility review, approval by the Board in the exercise of its fiduciary duties, and execution of a satisfactory CEO agreement, the Company intends to appoint Mr. Tsang as Chief Executive Officer and a director effective upon closing.

Closing deliverables and conditions

At closing, the Company must deliver Board minutes authorizing the issuance, a Nevada certificate of good standing and certificates for the Series C Preferred Stock. Empulser must deliver an assignment of 100% of its membership interests, a member vote authorizing the transaction, a Wyoming certificate of good standing, and company records, including intellectual property records, source code and credentials.

The Company's obligation to close is conditioned on compliance with covenants by Empulser and the Empulser Members, transfer of 100% of the interests, and accuracy of their representations (in all material respects for representations not already qualified by materiality). Empulser must also deliver audited financial statements for the periods required by Regulation S-X, prepared under U.S. GAAP and reasonably satisfactory to the Company and its independent registered public accounting firm. Empulser's obligation is conditioned on the Company's compliance with covenants, the accuracy of its representations in all material respects, and the Company being current in its SEC and/or OTC Markets filings and labeled "Current" on OTC Markets. Each party may waive its conditions in writing. There can be no assurance that the conditions will be satisfied or that the transaction will close.

Termination

The Exchange Agreement may be terminated before closing by mutual consent, by either party during due diligence, by either party if closing has not occurred within 90 days after the agreement date, or by either party if a closing condition has not been satisfied or waived by January 2, 2027, in each case by a terminating party not in material breach. The Company may also terminate for a material breach by Empulser or any Empulser Member not cured within five business days or for a material adverse change in Empulser. Empulser must reimburse the Company's reasonable documented out-of-pocket expenses if the Company terminates for breach or material adverse change. Termination does not relieve liability for fraud or willful breach, and promissory note obligations survive.

Qualification

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement, including the schedules and exhibits thereto filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The representations and warranties in the Exchange Agreement were made solely for the benefit of the parties, may be subject to limitations and qualifications agreed by the parties, and may be made as of specific dates. Investors should not rely on them as characterizations of the actual state of facts.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
10.1	Share Exchange Agreement dated October 2, 2026

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aibotics Inc.
a Nevada corporation

Date: October 2, 2026	By: /s/Ben Kaplan
Name: Ben Kaplan
Title: Chief Executive Officer and Principal Accounting Officer